SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 11, 2005, by and among (i) Homeowners of America Holding Corporation, a Delaware corporation (the “Company”); (ii) Spencer W. Tucker (the “Founder”), and (iii) the entities listed on Schedule A hereto (each, an “Investor,” and collectively, the “Investors”).

RECITALS

The Company currently has outstanding an aggregate of 1,000,000 restricted shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Upon the terms and conditions stated in this Agreement, the Company desires to sell and issue to the Investors, and the Investors desires to purchase, an aggregate of 4,500,00 Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” and collectively, the shares of such stock, the “Shares”). In addition, concurrently herewith, the Company is selling and issuing to certain investors (the “Series B Investors”) an aggregate of 450,000 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series. B Preferred Stock”) pursuant to subscription agreements (each, a “Series B Subscription Agreement”) in connection with the Company’s offering of such shares to the Series B Investors listed on Schedule B annexed hereto (the “Series B Offering”). In this Agreement, the Series A Preferred Stock and the Series B Preferred Stock are sometimes collectively referred to as the “Preferred Stock.”

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
AGREEMENT TO SELL AND PURCHASE

Section 1.1           Authorization of Securities.

(a)          The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing Date (as defined in Section 2.1 below) the Amended and Restated Certificate of Incorporation in the form of Exhibit A attached to this Agreement (the “Amended Charter”).

(b)          The Company has authorized (i) the sale and issuance to the Investors of the Shares and (ii) the issuance of such shares of Common Stock (including any increases therein resulting from any anti-dilution adjustments) to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

Section 1.2           Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, that number of shares of Series A Preferred Stock set forth opposite each Investor’s name on Schedule A hereto at a price of $1.00 per share.

Simultaneously herewith, the Company is selling and issuing to the Series B Investors an aggregate of 450,000 shares of Series B Preferred Stock at a price of $1.00 per share.

ARTICLE II
CLOSING OF SALE AND PURCHASE

Section 2.1           Closing. The closing of the sale and purchase of the Shares pursuant to this Agreement (the “Closing”) shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18 floor, New York, New York 10020 at 10:00AM on November 11, 2005, or at such other time or place as the Company and the Investors may mutually agree (the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Investor, among other things, a certificate representing the number of shares of Series A Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by wire transfer to an account specified by Company.

Section 2.2           Conditions to Investors’ Closing Obligations and Deliveries by the Company. The obligations of each Investor to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions on or before the Closing:

(a)          Each representation and warranty contained in ARTICLE III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

(b)          The Company and the Founder shall have performed and complied in all material respects with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by, as applicable, the Company or the Founder prior to or at the Closing.

(c)          The Founder, signing individually and on behalf of the Company, shall have delivered to the Investors at the Closing a certificate certifying that the conditions specified in Section 2.2(a) and Section 2.2(b) have been fulfilled.

(d)          All authorizations, approvals, permits, consents, waivers, and clearances, except for the licenses necessary to organize and operate the Company’s to-be-formed insurance Subsidiary (as defined below), of any governmental authority or other regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been obtained and effective as of the Closing.

(e)          The Company shall have taken all actions necessary for the effectiveness of the private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”) and the state securities laws of each jurisdiction in which this offering of Series A Preferred Stock and the Series B Offering are being conducted and in which the shares of Preferred Stock are being sold at the Closing.

(f)          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the each Investor’s counsel, and each Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as each may reasonably request.

(g)          The Investors shall have completed their due diligence investigation of the Company, and a majority in interest of the Investors shall have determined that they are satisfied with the scope and results of such due diligence investigation.

(h)          Since the date of the Company’s inception, in the reasonable discretion of each of the Investors, there shall not have been a material adverse effect on the business, operations, properties, assets (including intangible assets), prospects, working capital, or condition (financial or otherwise) of the Company or any event, condition, or contingency that is likely to result in such a material adverse effect (a “Material Adverse Effect”).

(i)          The authorized size of the board of directors of the Company and each Subsidiary shall be seven (7), and the board of directors of the Company and each Subsidiary shall consist of individuals elected in accordance with the provisions of the Stockholders’ Agreement (as defined in Section 2.2(i)).

(j)          The Company shall have paid the Transaction Expenses (as defined in Section 6.1) in accordance with Section 6.1 hereof and the Structuring Fee (as defined in Section 3.21), as evidenced by summary invoices provided at the Closing.

(k)          The Company shall have filed the Amended Charter with the Secretary of State of Delaware on or prior to the Closing, and the same shall continue to be in full force and effect as of the Closing.

(l)          Each of the Company, the Founder and the Series B Investors shall have delivered to the Investors counterpart originals of the Investor Rights Agreement in substantially the form attached hereto as Exhibit B (the “Investor Rights Agreement”), and each of the Company and all other shareholders of the Company’s stock shall have delivered the Stockholders’ Agreement in substantially the form attached hereto as Exhibit C (the “Stockholders’ Agreement” and together with the Investors’ Rights Agreement, the “Related Agreements”).

(m)         The Company shall have delivered to each Investor each of the following documents and/or evidence:

(i)          A certificate of the Secretary of State of the State of Delaware, dated as of a date not more than five business days before the Closing Date, with respect to the good standing of the Company in the State of Delaware, and of the Secretary of State or equivalent official of each other jurisdiction where the Company is qualified to do business as a foreign corporation, dated not more than five business days before the Closing Date, with respect to such qualification and the good standing of the Company in such jurisdiction.

(ii)         A certificate of the Secretary of the Company, dated the Closing Date, certifying (A) an attached copy of the Company’s Certificate of Incorporation, (B) an attached copy of the Company’s Bylaws, (C) resolutions of the Company’s board of directors approving this Agreement and the Related Agreements (as defined in Section 3.1), and (D) the incumbency of the Company’s officers.

(iii)        Employment and non-competition agreements (a) in substantially the form attached hereto as Exhibit D-1 executed by the Founder and (b) in substantially the form attached hereto as Exhibit D-2 executed by Richard P. Backus and Alvin M. Johnston (the “Employment and Non-Competition Agreements”).

(iv)         The written legal opinion of Jones Day, addressed to the Investors, and substantially in the form of Exhibit E attached hereto.

(v)          The business plan for the Company and its Subsidiaries, attached hereto as Exhibit F (the “Business Plan”).

(vi)         Evidence that, at the Closing, at least 450,000 shares of Series B Preferred Stock are being sold to the Series B Investors at $1.00 per share.

(vii)        Evidence satisfactory to each of the Investors that each Series B Investor has made payment in full of the aggregate purchase price payable pursuant to such Series B Investor’s Series B Subscription Agreement.

Section 2.3           Conditions to Closing Obligations of the Company and the Founder and Closing Deliveries by the Investors. The obligation of the Company to each Investor to sell the Shares at the Closing is subject to the fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

(a)          Each representation and warranty contained in ARTICLE IV shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

(b)          The Investor shall have performed and complied with in all material respects all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before such Closing.

(c)          The Investor shall have delivered to the Company and to the Founder counterpart originals of this Agreement, the Investor Rights Agreement, and the Stockholders’ Agreement, each duly executed by the Investor; and

(d)          The Investor shall have delivered to the Company payment in full in accordance with Section 2.1 (subject to the rights of the Investor as set forth in Section 6.1) of the aggregate purchase price to be paid by the Investor specified in Section 1.2.

Section 2.4           Use of Proceeds. All net proceeds that the Company receives from the sale of the shares of Series A Preferred Stock hereunder and the shares of Series B Preferred Stock pursuant to the Series B Subscription Agreement shall be used (i) to meet the minimum tangible net worth requirements and minimum reserve requirements required by the Texas Department of Insurance (the “Department”), and (ii) for sales, marketing, development, and technical support, working capital, and other general corporate purposes. The Company shall not use any part of the proceeds from the sale of the shares of Preferred Stock to purchase or carry any “margin security” or “margin stock” (as such terms are defined in any regulation, rule, or interpretation of the Board of Governors of the Federal Reserve System) or to pay any indebtedness of the Company or its Subsidiary, other than (i) the Structuring Fee, (ii) the Transaction Expenses; (iii) reimbursement to the Founder for all costs and expenses incurred by or on behalf of the Founder in connection with the organization of the Company and the negotiation, documentation and consummation of the investment by the Investors, including without limitation the Consulting Fees set forth on Schedule 2.4 (the “Consulting Fees”), attorney’s fees, travel and other out-of-pocket expenses, subject to the Investors’ approval as to amount, which approval shall not to be unreasonably withheld by Investors; and (v) to repay in full the Subordinated Convertible Promissory Note, dated April 1, 2005, issued to the Founder in the principal amount of $25,000. Notwithstanding the foregoing, the Company at all times shall hold at least $4,000,000 of such net proceeds in cash or in short-term investments of cash equivalents until such time as the Company’s to-be-formed insurance Subsidiary obtains a license to operate as an insurance company in the State of Texas.

Section 2.5           Consummation of Transactions. All acts, deliveries, and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of such Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred.

ARTICLE IIIARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE FOUNDER

Except for the exceptions set forth on the Disclosure Schedule attached hereto as Exhibit G and set forth on any amendment to the Disclosure Schedule delivered to the Investors prior to Closing which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company and the Founder, in his individual capacity, jointly and severally, represent and warrant to each Investor that the following representations are true and complete as of the date hereof and as of the Closing Date, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The Disclosure Schedule may be amended by the Company after the date hereof but only to reflect events and circumstances that have arisen after the date hereof but prior to the Closing Date.

For the purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual conscience awareness, after due investigation, of the Founder.

Section 3.1           Organization; Requisite Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority (a) to own and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted; (b) to execute and deliver this Agreement and the Related Agreements; (c) to issue and sell the Shares at the Closing and the Conversion Shares issuable upon conversion of the Shares; and (d) to carry out the provisions of the Charter, this Agreement and the Related Agreements. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which a failure to be so qualified or authorized would not have a Material Adverse Effect. The Company has made available to the Investors a complete and correct copy of the Company’s and each Subsidiary’s certificate of incorporation and bylaws or other organizational documents, each as amended to and in effect as of the date hereof.

Section 3.2           Authorization; Binding Obligations. All corporate action on the part of the Company and its officers, directors, and stockholders necessary for (a) the authorization of this Agreement and the Related Agreements; (b) the performance of all obligations of the Company hereunder and thereunder; and (c) the authorization, sale, issuance, and delivery of the Shares and the issuance of the Conversion Shares upon the conversion of the Shares in accordance with the Charter have been taken. This Agreement and the Related Agreements, when executed and delivered, will be legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, or other similar statutes, rules, regulations or other laws affecting the enforcement of creditor rights and remedies generally.

Section 3.3           Compliance with Laws and Other Instruments. The Company is not in violation of or default under (a) any term of its Charter or Bylaws; (b) any provision of any mortgage, indenture, agreement, instrument, or contract to which it is party or by which it is bound; or (c) any judgment, decree, order, writ, injunction, law, statute, rule, regulation, or restriction of any domestic or foreign government (whether federal, state, or local, including any political subdivision, department, instrumentality, commission, board, bureau, or agency thereof, and any other insurance, regulatory, or administrative body, a “Governmental Entity”) applicable to it, which violation or default could have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation in any material respect of any applicable law, statute, rule, order, regulation, or restriction relating to any insurance body.

Section 3.4           Governmental Permits and Consents. The Company has all franchises, permits, licenses, authorizations, and approvals necessary for the conduct of its business as is now conducted or as proposed to be conducted as set forth in the Business Plan, and reasonably believes that it can obtain, without undue burden or expense, any other franchises, permits, licenses, authorizations, and approvals for the conduct of its business as presently conducted and as proposed to be conducted. No orders, permissions, consents, approvals, or authorizations of any Governmental Entity are required to be obtained, and no registrations or declarations with any Governmental Entity are required to be filed, in connection with the execution and delivery of this Agreement and the Related Agreements and the offer, sale, and issuance of the Securities, except such as have been duly and validly obtained or filed, or, with respect to any filings that must be made after the Closing, that will be filed in a timely manner.

Section 3.5           No Conflicts. The execution, delivery, and performance of, and compliance with, this Agreement, the execution and delivery of the Related Agreements, and the issuance and sale of the Securities will not, with or without the passage of time or giving of notice, (a) violate, be in conflict with, or constitute a default under (i) any term of the Company’s Charter or Bylaws, (ii) any provision of any mortgage, indenture, contract, agreement, instrument, or contract to which the Company is party or by which it is bound, or (iii) any judgment, decree, order, writ, injunction, law, statute, rule, regulation, or restriction of any Governmental Entity applicable to the Company; or (b) result in (i) the creation of any mortgage, pledge, lien, claim, encumbrance, or charge (each, an “Encumbrance”) upon any of the properties or assets of the Company, or (ii) the suspension, revocation, impairment, forfeiture, or nonrenewal of any franchise, permit, license, authorization, or approval applicable to the Company, its business, or operations or any of its properties or assets.

Section 3.6           Capitalization.

(a)          Immediately before the Closing, the authorized capital stock of the Company consists of: (i) 10,000,000 shares of Common Stock, of which (A) 1,000,000 shares are issued and outstanding and contain such restrictions as set forth in the applicable stock purchase agreements provided to each Investor and its counsel, (B) no shares of Common Stock held in treasury, (C) 315,790 shares of Common Stock reserved for issuance upon the exercise of options authorized for issuance under the Homeowners of America Holding Corporation 2005 Management Incentive Plan (the “Option Plan”), and (D) no shares (other than the shares to be issued upon conversion of the Preferred Stock) are reserved for issuance upon the conversion, exchange, or exercise of any share of capital stock or other security of the Company; and (ii) 5,500,000 shares of Preferred Stock, of which 4,500,000 shares have been designated as “Series A Preferred Stock” and 1,000,000 shares have been designated as “Series B Preferred Stock,” none of which are issued and outstanding, held in treasury, or reserved for issuance.

(b)          Except as set forth in the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights, anti-dilution rights, and rights of first refusal), proxy or stockholder agreements, or other agreements of any kind (whether oral or written, contingent, or otherwise) relating to the issuance, conversion, registration, voting, sale, or transfer of any shares of capital stock or other securities of the Company or obligating the Company or any other person or entity to purchase or redeem any such capital stock or other securities.

(c)          All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly and validly reserved for issuance. The Shares, when issued in compliance with the provisions of this Agreement and the Conversion Shares (collectively, the “Securities”), when issued upon conversion of the Shares in compliance with the provisions of the Charter, will have been duly authorized and validly issued, will be fully paid and nonassessable, will have been issued in compliance with all applicable laws concerning the issuance of securities, and will be free and clear of any Encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under applicable securities laws, the Stockholders’ Agreement, and the Investor Rights Agreement. The issuance and sale of the Securities are not subject to any preemptive rights or rights of first refusal.

(d)          The Company has delivered to the Investors its current capitalization table, a true and complete copy of which is attached hereto as Schedule 3.6, which sets forth the name of each holder of securities of the Company (including, without limitation, any options issued under the Option Plan) and the type and number of securities held by each such holder, both immediately prior to and immediately after the Closing (giving effect to the transactions contemplated hereby).

Section 3.7           Subsidiaries.

(a)          The Company has no Subsidiaries. For purposes of this Agreement, “Subsidiary” means (i) any corporation, of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof or (ii) any limited liability company, partnership, association or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes of this definition, the Company will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if the Company will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or is or controls the managing member, manager or general partner, or similar management or decision-making body, of such limited liability company, partnership, association or other business entity.

(b)          The Company does not directly or indirectly own any equity, debt (other than trade payables) or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, debt or similar interest in, any corporation, partnership, joint venture, or other business association or entity.

Section 3.8           Projections. The Company has delivered to the Investors the projections of the Company’s operating results that have been prepared by the Company’s management (the “Projections”), a true and complete copy of which is attached as Schedule 3.8. The Projections reflect the good faith reasonable estimate of the Company’s management, at the time such projections were prepared, of expected results of operations in the periods covered thereby, and nothing has come to the attention of the Company’s management that would lead it to believe that such Projections are not still reasonable estimates.

Section 3.9           Liabilities. The Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, asserted or unasserted, known or unknown, except liabilities and obligations stated on Schedule 3.9.

Section 3.10         Agreements.

(a)          Schedule 3.10 sets forth a true and complete list of all agreements, understandings, instruments, and contracts, proposed transactions (including a description of those currently being negotiated), judgments, orders, writs, or decrees to which the Company or the Founder is a party or, to the Company’s knowledge, by which it is bound that may involve the sale of the Company’s products or services to any customer, vendor, or provider; obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000; the license of any Proprietary Rights (as defined in Section 3.13 below) to or from the Company (other than licenses arising from the purchase of “off the shelf’ or other standard products); (iv) the development, administration, or distribution of the Company’s products or services, including without limitation, any that involve any brokers or dealers; (v) provisions restricting or affecting the development, manufacture, or distribution of the Company’s products or services or the Company’s freedom to compete in any line of business; (vi) any joint venture or similar arrangement; (vii) any restriction or limitation on the ability of the Company to pay dividends or make any other distributions or to repurchase, redeem, or otherwise acquire any of its equity securities; or (viii) indemnification by the Company of any other person or entity (except as may be provided in this Agreement and the Related Documents (each, a “Material Contract”).

(b)          The Company has delivered to the Investors true and complete copies of each Material Contract. Each Material Contract is in full force and effect and is binding and enforceable against the parties thereto in accordance with its terms, and the Company has performed in all material respects all obligations required to be performed by it under each Material Contract, and no condition exists or events have occurred that, with or without the passage of time or giving of notice, would constitute a default by the Company under any Material Contract.

Section 3.11         Obligations to Related Parties. Except as set forth on Schedule 3.11, there are no obligations of the Company to any officers, directors, stockholders, or employees of the Company, or any of their respective Immediate Family Members (as defined below), other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, and (c) other standard employee benefits made generally available to all employees of the same category (including stock option agreements outstanding under the Option Plan). None of the officers, directors, stockholders, or employees of the Company, or any of their respective Immediate Family Members, (i) is indebted to the Company; (ii) is a party to or otherwise interested in any Material Contract; (iii) owns or holds, directly or indirectly, in whole or in part, any interest in any Proprietary Rights that the Company uses, or that may be necessary for the Company to use, in its business as now conducted, or as proposed to be conducted, as set forth in the Business Plan; (iv) has notified the Company of any claim, charge, action or cause of action against the Company (and the Company has no knowledge that there is any such claim, charge, action, or cause of action); or (v) has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or has a business relationship or that competes with the Company (except for ownership interests of less than one percent in publicly traded companies). The Company is not a guarantor or indemnitor of any indebtedness of any officer, director, stockholder, or employee of the Company, or any of their respective Immediate Family Members. For purposes of this Agreement, “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

Section 3.12         Title to Properties and Assets. The Company has (a) good and valid title to its properties and assets, which properties and assets constitute all of the properties and assets necessary for the Company to conduct its business as presently conducted; and (b) good title to its leasehold estates, subject to no Encumbrances other than (i) those resulting from taxes that have not yet become due; and (ii) minor Encumbrances arising in the ordinary course of business that do not, individually or in the aggregate, have a Material Adverse Effect. All facilities, machinery, equipment, fixtures, vehicles, and other properties and assets owned, leased, or used by the Company are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, ordinary wear and tear excepted, and are sufficient for the conduct of the Company’s business as now conducted and as presently proposed to be conducted as set forth in the Business Plan. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company does not own any real property.

Section 3.13         Proprietary Rights. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, inventions, developments, information, and other proprietary rights and processes (collectively, “Proprietary Rights”) necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Proprietary Rights of any other person or entity, other than such licenses, or agreements arising from the purchase of “off the shelf’ or other standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted or as presently proposed to be conducted pursuant to the Business Plan, any of the Proprietary Rights of any other person or entity. To the Company’s knowledge, it is not now necessary, nor will it become necessary, for the Company to utilize any Proprietary Rights of any of its employees made prior to any such employee’s employment by the Company, except for any such Proprietary Rights that have been validly assigned to the Company.

Section 3.14         Litigation. There is no claim, action, suit, proceeding, or investigation pending or, to the Company’s knowledge, currently threatened against the Company or the Founder including, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of the Founder or any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with their former employers. Neither the Founder nor the Company is a party to, or subject to, the provisions of any judgment, decree, order, writ, or injunction of any court or Governmental Entity. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

Section 3.15         Tax Returns and Payments. The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”). All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. The Company has not been advised (a) that any of the Tax Returns have been or are being examined or audited as of the date hereof, (b) that any such examination or audit is currently threatened or contemplated, or (c) of any deficiency in assessment or proposed judgment to its Taxes. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or any of its properties or material assets. The Company has no knowledge of any liability for any Taxes to be imposed upon its properties or assets as of the date of this Agreement. The Company has delivered or made available to the Investors true and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Company in the past three years. The Company has never been a member of a consolidated or affiliated group of corporations filing a consolidated or combined income Tax Return, nor does the Company have any liability for Taxes of any other person or entity. The Company is not a party to any tax allocation or sharing arrangement or tax indemnity agreement. For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other Governmental Entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof

Section 3.16         Employment Matters.

(a)          Schedule 3.16 sets forth a true and complete list of all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (including the rules and regulations promulgated thereunder and any successor statute of similar import, “ERISA”)) that are maintained or operated by either the Company or any other person or entity (each, an “ERISA Affiliate”) that is treated as a single employer with the Company under Section 414 of the Internal Revenue Code of 1986, as amended (including the regulations issued by the U.S. Department of the Treasury from time to time as final or temporary, the “Code”) (each such employee benefit plan so listed, an “Employee Benefit Plan”). Neither the Company nor any ERISA Affiliate maintains or contributes to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or “multiemployer plan” (as defined in Section 3(37) of ERISA). To the extent applicable, (i) each such Employee Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all applicable regulations, rulings and other authority issued thereunder; (ii) all contributions required by law to have been made under each such Employee Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof; (iii) no such Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code; (iv) none of such Employee Benefit Plans that are “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant’s termination of employment, except as required by applicable law, including Section 4980B of the Code or Section 601 of ERISA; (v) there are currently no, and during the past three years there have been no, inquiries, claims, actions, suits, or proceedings pending or, to the Company’s knowledge, threatened by any Governmental Entity or by any participant or beneficiary against (A) any such Employee Benefit Plan, (B) the assets of any of the trusts under any such Employee Benefit Plan, (C) the sponsor or administrator of any such Employee Benefit Plan, or (D) any fiduciary of any such Employee Benefit Plan with respect to the design or operation of such Employee Benefit Plan, other than routine claims for benefits; and (vi) all reports and information required to be filed with the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, or any other Governmental Entity or to be furnished to plan participants and their beneficiaries with respect to each such Employee Benefit Plan have been so filed and/or furnished.

(b)          Except for the Option Plan and any other agreements listed on Schedule 3.16, neither the Company nor the Founder are parties to or bound by any other currently effective employment contracts, arrangements, or commitments (including, without limitation, those with respect to sick leave, vacation pay, severance pay, salary continuation for disability, consulting or similar compensation arrangements, retirement plans, deferred compensation arrangements, bonus plan, incentive compensation plans, profit sharing plans, medical, dental and vision plans, life insurance, educational assistance programs, and other employee compensation arrangements). Except as otherwise specifically set forth on Schedule 3.16, all employees of the Company are “at will” employees. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) entitle any employee, officer, or director of, or any consultant to, the Company to severance pay, unemployment compensation, or any other payment; or (ii) accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any employee, officer, or director of, or any consultant to, the Company (including under the Option Plan).

(c)          To the Company’s and the Founder’s knowledge, (i) no employee, officer, or director of, nor any consultant to, the Company is in violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business now conducted or presently proposed to be conducted by the Company; and (ii) the Company has not received any notice alleging that any such violation has occurred.

(d)          (i) Neither the Company nor the Founder is aware that any officer or key employee intends to terminate his or her employment with the Company; (ii) the Company does not have a present intention to terminate the employment of any officer or key employee; (iii) each officer and key employee of the Company is currently devoting 100% of his or her business time to the conduct of the business of the Company; and (iv) neither the Company nor the Founder is aware that any officer or key employee is planning to devote less than 100% of his or her business time to the conduct of the business of the Company in the future.

(e)          The Founder is not obligated under, and neither the Company nor the Founder are aware that any of the Company’s employees, officers, directors, or consultants is obligated under, any contract, agreement, instrument, license, covenant, or other commitment of any nature, or subject to any judgment, decree, order, writ, or injunction of any court or Governmental Entity, that would interfere with any such person’s duties to the Company or that would conflict with the Company’s business as now conducted or as presently proposed to be conducted. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, instrument, license, covenant, or other commitment under which any employee, officer, director, or consultant is now obligated.

(f)          The execution and delivery of this Agreement, and entering into the transactions described herein, by the Founder does not and will not violate, conflict with, or result in any breach of any terms, conditions or provisions or constitute a default under, any agreement or arrangement to which the Founder is a party or by which he is bound (including, without limitation, any covenant against competition, employment agreement, non-disclosure agreement, or any other agreement relating to past or present employment by, or consulting services provided to, any person or entity). The Founder acknowledges and agrees that he was not induced to leave his prior employment through any explicit or implied promises by any of the Investors or any affiliate thereof. The Founder has not utilized, nor is not now necessary, nor will it become necessary, for the Company to utilize any confidential information of any prior employer of the Founder.

(g)          The Company has no collective bargaining agreements with any of its employees, and there is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.

Section 3.17         Insurance. The Company maintains property, casualty, and liability insurance policies with coverage that is customary for companies similarly situated to the Company. The Company and all such policies are in full force and effect and the Company has not received any notices of cancellation or termination with respect thereto.

Section 3.18         Changes. Except for the transactions contemplated by this Agreement and the Related Agreements, since the Company’s inception, the Company has not conducted its business in any manner that has resulted in a Material Adverse Effect and the Company has not operated its business in any manner whatsoever that is inconsistent in any material respect with the Business Plan.

Weather events in the State of Texas, including, without limitation, the effect of the September 2005 storm designated by the National Weather Service as “Hurricane Rita”, have not had a Material Adverse Effect and have not materially adversely affected the Company’s ability to operate its business in accordance with the Business Plan.

Section 3.19         Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Investors true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 3.19, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

Section 3.20         Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Section 4.3 hereof and of the Series B Investors in the Subscription Agreement, the offer, sale, and issuance of the shares of Series A Preferred Stock and shares of Series B Preferred Stock and the shares to be issued upon conversion of such shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all other applicable securities laws. None of the Company, the Founder, or any agent on their behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of such shares to any person or entity so as to bring the sale of such securities by the Company within the registration provisions of the Securities Act or any other applicable securities laws.

Section 3.21         Minute Books; Board and Stockholder Materials. The Company has delivered or made available to the Investors true and complete copies of the minute books of the Company, which minute books contain a complete summary of all meetings of directors and stockholders of the Company since the Company’s formation.

Section 3.22         Investment Company Act. The Company is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.23         Consulting Fees. No agent, broker, investment banker, person, or firm acting on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby, except that the Company is obligated to pay to Inter-Atlantic Advisors, Ltd. a structuring fee of $50,000 at the Closing (the “Structuring Fee”) and the Company is obligated to pay on behalf of the Founder the Consulting Fees.

Section 3.24         Full Disclosure. To the Company’s and Founder’s knowledge, this Agreement and the Schedules and Exhibits hereto, the Related Agreements, and all other documents delivered by the Company and the Founder to the Investors or their respective attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading. To the Company’s and Founder’s knowledge, there are no facts that, either individually or in the aggregate, could have a Material Adverse Effect that have not been set forth in this Agreement and the Schedules and Exhibits hereto, the Related Agreements, or in other documents delivered to the Investors in connection with the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants to the Company as of the date of this Agreement as follows:

Section 4.1           Organization; Requisite Power. With respect to Inter-Atlantic Fund, L.P. (“Inter-Atlantic”), such Investor is a limited partnership duly organized and validly existing under the laws of Bermuda. With respect to Sequel Homeowners Investment, L.P. (“Sequel”), such Investor is a limited partnership, duly organized and validly existing under the laws of Texas. Inter-Atlantic was not organized for the purpose of making an investment in the Company. The Investor has all requisite corporate, partnership, or limited liability company, as the case may be, power and authority to execute and deliver this Agreement, the Related Agreements, and any other agreements, documents, and instruments to be delivered by the Investor that are contemplated herein or delivered pursuant hereto and to carry out their respective provisions.

Section 4.2           Authorization; Binding Obligations. All action on the part of the Investor necessary for the authorization of this Agreement and the Related Agreements and the performance of all obligations of the Investor hereunder and thereunder has been taken. This Agreement and the Related Agreements, when executed and delivered, will be legal, valid, and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms.

Section 4.3           Investment Representations. The Investor understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the following representations of the Investor:

(a)          The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Investor must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available.

(b)          The Investor is acquiring the Securities for the Investor’s own account for investment only, and not with a view towards their distribution other than in compliance with all applicable securities laws.

(c)          The Investor has had an opportunity to ask questions and receive answers from the Founder and representatives of the Company concerning the terms and conditions of the investment, the properties, assets, liabilities, business, operations, financial condition, and prospects of the Company and all other matters deemed relevant to the Investor. The Investor has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement and the Related Agreements. However, notwithstanding the Investor’s investigation, the Investor is relying on the representations, warranties, and covenants of the Company and the Founder set forth herein and in the Related Agreements in making this investment.

(d)          The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

Section 4.4           Transfer Restrictions. Each Investor hereby understands that the securities such Investor is purchasing are subject to certain transfer restrictions as follows:

(a)          The Investor understands that none of the Securities have been registered under the Securities Act or the laws of any state and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. The Investor understands that the Securities are “restricted securities” under U.S. federal and state securities laws and that the Investor must hold the Securities indefinitely unless the Securities are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as set forth in the Investor Rights Agreement. The Investor further understands and acknowledges that the Securities are subject to restrictions on transfer as set forth in the Stockholders’ Agreement and in the Investor Rights Agreement.

(b)          The Investor acknowledges and understands that the transfer of any of the Securities is subject to the Investor’s compliance with the provisions of the Securities Act and any applicable state securities laws in respect of any such transfer and that even if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company that are outside the Company’s control and that the Company is under no obligation to, and they may be unable to, satisfy. The Investor further acknowledges and understands that any Securities issued hereunder may bear a legend as set forth in Section 5.2(a) below or any other legend as may be required by the Stockholders’ Agreement, the Investor Rights Agreement, and any other Related Agreements or the securities laws of any state applicable to the Securities represented by such legended certificate. The Investor understands that any transfer of the Securities is subject to the Investor’s and the Company’s compliance with the covenants set forth in Section 5.2 below.

ARTICLE V
COVENANTS

Section 5.1           Breach of Representation and Warranty Concerning Capitalization. In the event of a breach at any time of the representation and warranty concerning the capitalization of the Company in Section 3.6 hereof, the number of Shares purchasable by each Investor pursuant hereto (and the number of Conversion Shares issuable upon the conversion thereof) shall automatically, with no further action on the part of any party hereto, be adjusted upward, if appropriate, without the payment of any additional consideration by such Investor, to that amount of Shares (and corresponding Conversion Shares) that should have been issued had such representation and warranty been true and correct at the time made so that the Investor’s percentage interest in the Company is not less than that which it was intended to be based upon the incorrect representation and warranty.

Section 5.2           Compliance with Securities Laws.

(a)          The certificate or certificates representing the Shares purchased by the Investors hereunder, any Conversion Shares acquired by an Investor upon conversion of such Investor’s Shares and any other securities issued in respect of any of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with the following legend (unless such a legend is no longer required under the Securities Act):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION THAT IS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)          The Company shall not be required to register the transfer of any of the Securities on the books of the Company unless the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company that such Securities sought to be transferred are eligible for transfer without registration under the Securities Act. Notwithstanding the foregoing, no such opinion of counsel shall be necessary to effectuate a transfer of any of the Securities (i) in accordance with the provisions of Rule 144(k) promulgated under the Securities Act; (ii) in accordance with the intended method of disposition set forth in any registration statement covering such Securities; or (iii) from an Investor to its partners or former partners in accordance with their partnership interests.

(c)          The restrictions upon the transferability of the Securities described in this Section 5.2 shall cease and terminate as to any of the Securities upon the earliest to occur of the following: (i) such Securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such Securities; (ii) the Company shall have been provided with an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the restrictive legend on such Securities is no longer required to establish compliance with the provisions of the Securities Act; or (iii) such Securities are transferred pursuant to Rule 144 or become transferable in accordance with the provisions of Rule 144(k) promulgated under the Securities Act. Whenever these restrictions shall terminate as provided above with respect to any of the Shares or Conversion Shares, the holder of any such Securities bearing the legend set forth in Section 5.2(a) shall be entitled to receive from the Company, at the Company’s expense (except for the payment of any applicable transfer taxes) and as expeditiously as possible, new stock certificates not bearing such legend.

Section 5.3           Future and Current Investments and Activities; Exculpation.

(a)          Each Investor and its affiliates (i) shall be permitted to: (A) engage in a wide variety of activities and have investments in many other companies; (B) continue to develop its current and future business and investment activities not involving the Company without any restriction arising from the investment in the Company by the Investor or its affiliates, the right of the Investor or its affiliates to designate directors of the Company, or any other relationship, contractual or otherwise, between the Investor and any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand; (C) pursue any of the foregoing activities (collectively, the “Activities”) without the Company interfering with or imposing conditions or restrictions on any of the Activities; and (D) engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Company, the Founder, or to any of its other stockholders (including, without limitation, any obligation to offer the Company, the Founder, or any of the other stockholders of the Company a right to acquire, participate, or have any interest of any nature whatsoever in any of such Activities), and no director designated by the Investor shall have any liability solely by reason of any such Activities (it being understood that no action by any director so designated in connection with any such Activities shall be deemed to constitute as such a breach by such director of any duty owed to the Company); and (ii) may, from time to time, in connection with the foregoing Activities, have information that may be useful to the Company, the Founder, or its other stockholders (which information may or may not be known by any director designated by the Investor), and the Investor and its affiliates and any director so designated shall not have any duty to disclose any information known to such person or entity to the Company, the Founder, or any of its other stockholders; provided, however, that this Section 5.3 shall not relieve the Investor, its affiliates, or any director designated by the Investor of its, his, or her duty of confidentiality with respect to confidential information of the Company.

(b)          The Company hereby waives, to the full extent that it may do so under applicable law, any claim against the Investor arising under the corporate opportunity doctrine. In this connection, the Company represents that the Charter includes, in conformance with Section 122(17) of the Delaware General Corporation Law, a provision renouncing any interest or expectancy of the Company in, or being offered an opportunity to participate in, any business opportunities presented to the Investor or any of their respective affiliates from whatever source other than the Company.

(c)          The Investor acknowledges that it is not relying upon any other Investor or such other Investor’s affiliates in making its investment or decision to invest in the Company.

Section 5.4           Reservation of Common Stock. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Shares and issuing the Conversion Shares, such number of shares of Common Stock as shall be necessary from time to time to effect such conversion. If at any time, the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of the Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to authorize the issuance of the Conversion Shares.

Section 5.5           Formation of Insurance Subsidiary.

(a)          The Company shall promptly file with the Department an application for a permit to organize a wholly-owned Subsidiary, to be named Homeowners of America Insurance Company, to operate as an insurance company and an application for a Certificate of Authority to operate it as an insurance company. The Company shall use its commercially reasonable efforts to cause the permit and the Certificate of Authority to be issued and to cause the Company’s insurance products to be approved by the Department, in each case within 180 days following the date hereof.

(b)          Until the covenants in Section 5.5(a) have been fully and satisfactorily fulfilled, the Company shall segregate $4,000,000 of cash and/or securities from its other assets and shall not use such funds for any of its operations.

ARTICLE VI
EXPENSES; INDEMNIFICATION

Section 6.1           Expenses. If the sale of Series A Preferred Stock to the Investors is consummated and subject to approval by the Company’s board of directors, the Company shall reimburse (to the extent approved by the Company’s board of directors) out-of-pocket and due diligence expenses incurred by Inter-Atlantic and Sequel (capped at $10,000 with respect to Sequel) in connection with the transactions contemplated by this Agreement and due diligence related thereto (including without limitation the legal fees and charges for disbursements of Lowenstein Sandler PC, the fees and charges for disbursements of due diligence experts, the reference, background, and credit checks performed by Corporate Resolutions, Inc., and the travel and out-of-pocket expenses of the representatives of the Investors), as approved by the Company’s Board of Directors, which approval shall not be unreasonably withheld, delayed or conditioned (the “Transaction Expenses”); and (ii) in connection with any amendments, joinders, or waivers (whether or not the same become effective) of this Agreement, the Related Agreements, or any documents referred to herein or delivered to the Investor pursuant hereto from time to time. The costs and expenses to be reimbursed under this Section 6.1 include, without limitation, (a) the cost and expenses of preparing and duplicating this Agreement and the Securities; (b) the cost of delivering to each of the Investors’ principal offices, insured to each of the Investors’ satisfaction, the Securities sold to each of the Investors hereunder and any Securities delivered to the Investors in exchange therefor or upon any conversion, exercise, exchange, or substitution thereof; and (c) all taxes (other than taxes determined with respect to the income of any Investor), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Securities. The Company hereby authorizes Inter-Atlantic and Sequel (subject to the foregoing cap for Sequel) to deduct the amount of the Transaction Expenses and the Structuring Fee from the purchase price of the Shares otherwise payable hereunder upon the Closing, as applicable.

Section 6.2           Damages. The Company and the Founder, jointly and severally, will indemnify, defend, and hold harmless each of the Investors, and any such Investor’s limited and general partners, officers, directors, employees, agents, and representatives (the “Investor Indemnified Parties”) , from and against any and all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts (collectively, “Damages”) incurred or suffered by any of them in any capacity and resulting from or relating to a breach by the Company or the Founder of any of their representations or warranties contained in this Agreement or in the case of any of the covenants contained in this Agreement to the extent such covenants are to be performed at or before the Closing. The Company will indemnify, defend, and hold harmless the Investors, and each of the Investors’ limited and general partners, officers, directors, employees, agents, and representatives, from and against any and all Damages incurred or suffered by any of them in any capacity and resulting from or relating to the breach by the Company of any of its covenants or agreements contained in this Agreement that are to be performed after the Closing. Following the Closing, the sole and exclusive remedy for each of the Investor Indemnified Parties with respect to any and all claims relating to a breach of this Agreement by the Founder shall be pursuant to the indemnification provisions set forth in this Section 6.2.

Section 6.3           Survival. The obligations of the Company under this Article VI will survive transfer of the Securities and the termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1           Governing Law; Consent to Jurisdiction. This Agreement and all matters arising directly and indirectly herefrom, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement, any of the other Related Agreement or the transactions contemplated hereby or thereby shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

Section 7.2           Waiver of Punitive and Other Damages and Jury Trial.

(a)          Each party to this Agreement expressly waives and foregoes any right to recover consequential, special, punitive, exemplary or similar damages or lost profits, whether or not such party had notice thereof or the occurrence thereof was foreseeable, in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this agreement or the transactions contemplated hereby.

(b)          Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues. ACCORDINGLY, EACH SUCH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies and acknowledges that (i) no other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 7.2.

Section 7.3           Prevailing Party’s Costs and Expenses. The prevailing party in any action or proceeding to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in such action or proceeding.

Section 7.4           Cumulative Remedies; Failure to Pursue Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege, or remedy under this Agreement shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege, or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege, or remedy.

Section 7.5           Equitable Remedies. The parties hereto understand that irreparable harm would occur if any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement or the because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto if this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. The parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 7.6           Amendment and Waiver. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Founder, on the one hand, and Investors holding at least a majority of the then outstanding shares of Series A Preferred Stock, on the other hand, and for matters concerning the Founder in his individual capacity, the Founder. Any amendment or waiver so effected shall be binding upon the Company, the Investor, the Founder and all of their respective successors and permitted assigns, whether or not such party, assignee, or other shareholder has entered into, executed, or approved such amendment or waiver. The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any party that did not consent in writing to such amendment, termination, or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

Section 7.7           Assignment; Binding Effect. The rights and obligations set forth in this Agreement may not be assigned or delegated by the Company or the Investors without the prior written consent of the other, except that prior to the Closing, the Investors may assign, in whole or in part, their rights and delegate their obligations hereunder (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or any portion of the purchase price in respect thereto) to any affiliate of the Investors without obtaining the prior written consent of the Company, and after the Closing, the Investors may assign their rights hereunder to any person or entity who acquires any Securities from the Investors. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives, and permitted assigns.

Section 7.8           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.8.

All notices to the Company shall be sent to:

Homeowners of America Holding Corporation

5021 Briar Tree Drive

Dallas, Texas 75248

Attention: Spencer W. Tucker

Fax: 972.267.0315

with a copy (which shall not constitute notice) sent at the same time and by the same means to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Attention: Mark T. Goglia, Esq.

Tel: 214.959.5043

Fax: 214.969.5100

All notices to the Investors shall be sent to:

Inter-Atlantic Fund, L.P.

do Inter-Atlantic Advisors, Ltd.

400 Madison Avenue

New York, New York 10017

Attn: Brett G. Buis

Tel: 212.581.2188

Fax: 212.581.2433

E-mail: brett@interatlanticgroup.com

with a copy (which shall not constitute notice) sent at the same time and by the same means to:

Lowenstein Sandler LP

65 Livingston Avenue

Roseland, New Jersey 07068

Attn: Anthony 0. Pergola, Esq.

Tel: 973.597.2444

Fax: 973.597.2445

E-mail: apergola@lowenstein.com

Sequel Homeowners Investment, L.P.

8080 N. Central Expressway

Suite 1490

Dallas, Texas 75206

Attn: John Madden

Tel: 214.292.4150

Fax: 214.292.4155

Email: jmadden@sequelholdings.com

with a copy (which shall not constitute notice) sent at the same time and by the same means to:

Hallett & Perrin, P.C.

2001 Bryan Street

Suite 3900

Dallas, Texas 75201

Attn: Scot W. O’Brien

Tel: 214.922-4101

Fax: 214.922-4144

Email: sobrien@hallettperrin.com

Section 7.9          Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 7.10        Survival. The representations, warranties, covenants, and agreements made in this Agreement and in the certificates, Schedules, and other documents delivered pursuant to this Agreement shall survive the Closing for a period of five (5) years with respect to the Company and for two (2) years with respect to the Founder. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of the Company and the Founder hereunder shall not be affected by any investigation of the Company or the Founder made by the Investors or their respective agents or representatives.

Section 7.11        Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine, or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to exhibits and schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

Section 7.12        Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 7.13        Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 7.14        Entire Agreement. This Agreement and the attached Schedules and Exhibits, the Related Agreements, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties hereto pertaining to the subject matter of this Agreement and supersede all prior understandings and agreements pertaining to such subject matter, whether oral or written, including the Letter Agreement, dated March 15, 2005, by and between Inter-Atlantic Fund, L.P. and Spencer W. Tucker.

Section 7.15         Further Assurances. Each party hereto shall use its reasonable best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby and by the other agreements contemplated herein to be consummated as contemplated hereby or thereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and such other agreements, to effectuate the purposes of this Agreement and such other agreements.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY:

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:
Name: Spencer W. Tucker
Title: Chief Executive Officer

SERIES A INVESTORS:

INTER-ATLANTIC FUND, L.P.

By:	Inter-Atlantic Advisors, Ltd., its general partner

By:
Its

By:
Name:
Title:

FOUNDER:

Spencer W. Tucker

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

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